Exhibit 99.2

NATIONAL GENERAL HOLDINGS CORP.

STOCK ORDER FORM

OFFERING TO ELIGIBLE MEMBERS, OFFICERS AND DIRECTORS OF

STANDARD MUTUAL INSURANCE COMPANY (SMIC)

on the terms described in the

Proxy Statement/Prospectus dated [●], 2016.

Another copy of the Proxy Statement/Prospectus may be

obtained by calling [●].

WHEN YOU COMPLETE THIS FORM, PLEASE READ THE ENCLOSED INSTRUCTIONS.

This Stock Order Form may only be used by the person named below. To subscribe for shares of National General common stock, this original Stock Order Form and the enclosed IRS Form W-9, both properly completed and signed, must be received with the correct total payment at the address given below by 4:00 p.m. Eastern Time on [●], 2016 (the “Pricing Date”), and your payment must have cleared by that time. Late subscriptions or faxes or copies of this page will not be accepted for subscriptions. National General and SMIC reserve the right to accept or reject improper subscriptions. Your share registration will be in the name and at the address shown above. (For address changes, please see reverse side.)

SUBSCRIPTION AMOUNT $ .00

Write the dollar amount you wish to subscribe in the box at left. Do not enter a number of shares.

Your subscription amount must be at least $500. The maximum amount for which any Eligible Member may subscribe in the Offering is $400,000 (applied separately with respect to each capacity of any subscribing participant (i.e., as an Eligible Member, Officer or Director)).

METHOD OF PAYMENT (CHECK ONE): Your subscription must include payment of an amount totaling the subscription amount written above in one of the following forms (please check one):
☐	Certified or cashier’s check, uncertified check, or bank draft drawn upon a U.S. bank and payable to [“●.”]
☐	Wire transfer of immediately available funds directly to the Subscription Agent’s account described in the attached Instructions.

Each check, draft or wire transfer must indicate the Subscriber’s name and the Subscription ID# given below. If the method of payment does not include the subscriber’s name and Subscription ID#, the subscription will not be accepted.

Because an uncertified personal check may take too long to clear, you are advised to use a bank check, certified check or wire transfer.

ACKNOWLEDGMENT AND SIGNATURE(S) OF SUBSCRIBER:

I acknowledge receipt of the National General/SMIC proxy statement/prospectus dated [●], 2016, which contains disclosures concerning, among other things, the nature of the securities being offered and the risks involved in the investment, including those described under the heading “Risk Factors.”

I hereby irrevocably subscribe the amount shown above for shares of National General common stock on the terms of the Offering as described in the proxy statement/prospectus.

I certify that this subscription is for the account of the subscriber named below and not for the benefit of any other person and that, if I am signing on behalf of a subscribing entity or otherwise in a fiduciary capacity, I am legally authorized to sign.

I certify that this subscription is in compliance with the terms of the Offering and all of the information provided in this form is accurate and correct, and I acknowledge that any false information may be cause for disqualification from the Offering.

Signature (with title, if the subscriber is not an individual)	Date

ADDRESS FOR SUBMITTING THIS STOCK ORDER FORM

Delivery other than in the manner described below will not constitute valid delivery.

[●]

SUBSCRIPTION ID#

[Insert name and mailing address of member]

Address Changes Please register the shares issuable to me in my name and at the following address rather than the address shown on the mailing label on the front of this form:

New Address:
City:	State:	Zip:
Daytime Telephone Number:

NATIONAL GENERAL HOLDINGS CORP.

Stock Order Form Instructions

All subscriptions for shares of common stock of National General Holdings Corp. are subject to the requirements and limitations of the Plan* of Standard Mutual Insurance Company, as described in the proxy statement/prospectus. Once submitted, subscriptions cannot be modified or revoked without the consent of National General Holdings Corp.

None of National General*, SMIC* or any of their representatives is giving you any investment advice in connection with this Offering nor making any recommendation as to whether or not you should subscribe or as to National General common stock as an investment. You should consult your own investment and tax advisors if you have questions about any such matters.

SUBSCRIPTION AND PAYMENT

If you wish to subscribe, you must complete, sign and return your original Stock Order Form and the enclosed IRS Form W-9 and submit payment of your subscription amount as follows:

1.	Write the total U.S. dollar amount you wish to invest in the box labeled “SUBSCRIPTION AMOUNT.” Do not enter a number of shares.

•	The minimum amount that you may subscribe is $500.

•	The maximum amount for which any Eligible Member* may subscribe in the Offering is $400,000 (applied separately with respect to each capacity of any subscribing participant (i.e., as an Eligible Member, Officer or Director)).

Please note: If the amount you insert as the “Subscription Amount” does not match the amount of the payment you make by check, draft or wire transfer, you will be treated as having subscribed the lower amount.

Please note: Faxes or copies of the Stock Order Form will not be accepted for subscriptions.

The per share purchase price and number of shares you will receive for your subscription will be determined on the Pricing Date* and will depend in part on the aggregate amount subscribed for by all participants in the Offering and in part on National General’s 10-day VWAP.* See “The Offering—Purchase Price” on page [●] of the proxy statement/prospectus for a detailed description of how the purchase price will be calculated.

2.	Check one box under “METHOD OF PAYMENT” to indicate whether you will pay the subscription amount by either (a) check or bank draft or (b) wire transfer.

•	If you are paying by check or bank draft:

•	it must be made payable to [“●.”],

•	it must include your printed name and the Subscription ID# as shown on your Stock Order Form, and

•	it must be received by the subscription agent in time to clear no later than the Pricing Date.

•	If you are paying by wire transfer, see the instructions below.

Please note: The subscription agent will not accept cash or third party checks. Checks will be deposited upon receipt. Funds subscribed by personal check must be available in your bank account when your Stock Order Form is received. Payment by uncertified personal check will be effective only when the check clears, which could take five or more business days. Therefore, you are advised to send a cashier’s (bank) check, bank draft, certified personal check or a wire transfer with your subscription, rather than an uncertified personal check.

*	Terms marked with an asterisk (*) are used as defined in the proxy statement/prospectus of National General and SMIC, a copy of which was mailed to you with the Stock Order Form and these Instructions.

3.	Sign the Stock Order Form. Your signature must correspond with the name of the registered policyholder (or former registered policyholder) officer or director exactly as it appears in the mailing label on the form, without any change whatsoever.

•	If your SMIC insurance policy is (or was) in joint names, only one person needs to sign the form.

•	If you are signing on behalf of a company that is the subscriber, or otherwise in a fiduciary capacity, you must include your title. Your signature certifies that you are legally authorized to so sign.

4.	Complete (including inserting your Social Security Number or (if an entity) Federal Employer Identification Number) and sign the enclosed IRS Form W-9.

5.	Transmit the completed, signed Stock Order Form and Form W-9, together with your check or bank draft if using that method of payment, so that they are received (not just postmarked) by 4:00 p.m. Eastern time on the Pricing Date, [●], 2016, to:

[●]

Please note: Delivery of subscriptions other than to the address above will not constitute valid delivery. The method of delivery of the Stock Order Form and payment of the subscription amount will be at your risk. We recommend that you send the Stock Order Form and/or check or bank draft by overnight courier or by registered mail, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the subscription agent before the Expiration Date.

6.	If you are paying by wire transfer, instruct your bank to send the payment as follows:

[●]

[Account Name: National General Holdings Corp. [●] as Subscription Agent for National General Holdings Corp.]

Please note: You must insert your name and your Subscription ID#, as they appear on the front of the Stock Order Form, as the “Reference” information when you give the wiring instructions to your bank. If you do not include this information, the subscription agent will not be able to match your payment with your subscription information, and your subscription will not be accepted.

Wire transfer and other bank or transmission fees are your responsibility. If you do not pay them separately, only the net amount, after such payment(s), received by the subscription agent will be considered your subscription amount.

Both your Stock Order Form and your payment must be received by the subscription agent no later than 4:00 p.m. Eastern time on the Pricing Date, [●], 2016, and your payment must have cleared by that time, or your subscription will not be valid.

ISSUANCE OF SHARES

Subject to the provisions of the Plan related to oversubscription, limits on subscriptions, and the right of National General and SMIC to reject subscriptions, in whole or in part, the number of shares of National General common stock to be sold to you for your subscription amount will equal the whole number nearest to but not exceeding the quotient of your valid subscription amount divided by the purchase price per share, as determined on the Pricing Date. National General will not issue fractional shares. The subscription agent will refund to you, without interest, any amount of your subscription in excess of the amount used to purchase whole shares.

As described in more detail under “The Offering—Delivery of Common Stock” beginning on page [●] of the proxy statement/prospectus, as soon as practicable after the Offering terminates and after all allocations have been completed, National General’s transfer agent will mail to subscribers a statement of book-entry ownership reflecting ownership of the shares of common stock purchased in the Direct Registration System, or DRS. No physical stock certificates will be issued for shares purchased in the Offering.

REVOKING YOUR SUBSCRIPTION

National General will post the final 10-day VWAP on the Offering website as soon as practicable after 4:00 p.m. on the Pricing Date. You may revoke your subscription during the one (1)-hour Revocation Period beginning upon that posting. To revoke your subscription, you must notify the Subscription Agent by [●]. After the Revocation Period, all complying subscriptions will be irrevocable.

QUESTIONS?

If you have any questions regarding the Stock Order Form, your subscription, or the revocation of your subscription that cannot be answered by these instructions, please consult your legal advisor or contact National General’s representatives at [●] or [●].